Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
     We consent to the incorporation by reference in this Registration Statement on Form S-3 of Goodrich Petroleum Corporation of information relating to Goodrich Petroleum Corporation’s estimated proved reserves as set forth under the captions “Part I, Items 1 and 2. Business and Properties — Oil and Natural Gas Reserves” in Goodrich Petroleum Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006.

NETHERLAND SEWELL & ASSOCIATES, INC.

	By:	/s/ DANNY D. SIMMONS

	Name:	Danny D. Simmons
	Title:	Executive Vice President
Houston, Texas
August 10, 2007